Allen & Overy LLP Apollolaan 15
To:	Allianz Finance III B.V.	1077 AB Amsterdam The Netherlands
Keizersgracht 484
	1017 EH Amsterdam	PO Box 75440
	The Netherlands	1070 AK Amsterdam The Netherlands

	Allianz SE	Tel +31 20 674 1000
	Königinstrasse 28	Fax +31 20 674 1111
80802 Munich
Germany
Amsterdam,             30 May, 2008
NRV/JHDK:             53039-00005 AMBA:302900.6
Re: Allianz Finance III B.V. — Shelf registration under the US Securities Act of 1933, as amended, of Debt Securities with the Securities and Exchange Commission of the United States of America
Dear Sirs, Madam,
1.	We have acted as legal advisers in the Netherlands to Allianz Finance III B.V. (the Dutch Company) in connection with the filing of a registration statement on Form F-3 with the Securities and Exchange Commission of the United States of America (SEC) on 30 May, 2008 (the Registration Statement) including a prospectus, (the Prospectus) by Allianz SE, the Dutch Company and Allianz Finance Corporation and registering senior and subordinated debt securities (the Debt Securities) of the Dutch Company guaranteed by Allianz SE.

Capitalised terms defined in the Registration Statement have the same meaning when used in this opinion unless the context requires otherwise.
2.	We have examined:
(a)	an electronic copy in PDF form of the Registration Statement including the Prospectus;

(b)	a form of senior indenture (the Senior Indenture), including a form of debt security and form of guarantee, incorporated by reference as Exhibit 4.5 to the Registration Statement;

(c)	a form of subordinated indenture (the Subordinated Indenture), including a form of debt security and form of guarantee, incorporated by reference as Exhibit 4.6 to the Registration Statement;

(d)	a faxed copy of an excerpt of the registration of the Dutch Company in the relevant Trade Register (the Trade Register) dated 30 May, 2008 and confirmed by telephone by the Trade Register to be correct on the date hereof (the Excerpt) save for the registration of Mr. Hendrinkus Johannes Julius Schoon as managing director of the Dutch Company;
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(e)	a copy of the deed of incorporation (akte van oprichting) of the Dutch Company dated 29 November 2005 (the Deed of Incorporation) including the articles of association (statuten) of the Dutch Company as, according to the Excerpt, deposited with the Trade Register as being in force on the date hereof (the Articles);

(f)	a faxed copy of written resolutions of the management board (bestuur) of the Dutch Company dated 29 May 2008;

(g)	a faxed copy of written resolutions of the sole shareholder (enig aandeelhouder) of the Dutch Company dated 26 May 2008 appointing Mr. Hendrikus Johannes Julius Schoon as member of the managing board of the Dutch Company; and

(h)	a faxed copy of the minutes of a meeting of the supervisory board (raad van commissarissen) of the Dutch Company held on 29 May 2008.
The documents mentioned under 2 (b) and (c) are hereinafter referred to as the Indentures.
We have not examined any other agreement, deed or document entered into by or affecting the Dutch Company or any other corporate records of the Dutch Company and have not made any other inquiry concerning it, except for such treaties, laws, regulations and the like as we have deemed necessary as a basis for the opinions hereafter expressed.
3.	We assume:
(a)	the genuineness of all signatures;

(b)	the authenticity and completeness of all documents submitted to us as originals and the completeness and conformity to originals of all documents submitted to us as copies;

(c)	that the documents referred to in paragraph 2 above (other than the Registration Statement) were at their date, and have through the date hereof remained, accurate and in full force and effect and that the Registration Statement and the Indentures have through the date hereof remained in existence in the form in which they were presented to us;

(d)	that the Deed of Incorporation is a valid notarial deed (authentieke akte), the contents thereof were correct and complete as of the date thereof and there were no defects in the incorporation of the Dutch Company (not appearing on the face of the Deed of Incorporation) on the basis of which a court might dissolve the Dutch Company or deem it never to have existed;

(e)	that the Dutch Company has not been dissolved (ontbonden), granted a moratorium (surséance verleend) or declared bankrupt (failliet verklaard) (although not constituting conclusive evidence thereof, this assumption is supported by (a) the contents of the Excerpt, (b) an online search in the central insolvency register and (c) information obtained by telephone today from the insolvency office (afdeling insolventie) of the court in Amsterdam);

(f)	that the Dutch Company has its centre of main interest within the meaning of Council Regulation (EC) No. 1346/2000 of 29 May 2000 on Insolvency Procedures in the Netherlands and that it has not been subjected to any one or more of the insolvency and winding-up proceedings listed in Annex A or Annex B to the Regulation (as amended by Council Regulation (EC) No. 608/2005 of 12 April 2005) in any EU Member State other than in the Netherlands;

(g)	that the resolutions contained in the documents referred to in paragraph 2, sub-paragraphs (f) and (g), above have been made with due observance of the provisions of the Articles relating to the convening of meetings and the making of resolutions (although not constituting conclusive evidence thereof, failure to observe such provisions is not apparent on the face thereof);

(h)	that the Registration Statement has been signed on behalf of the Dutch Company by Mr Hero Wentzel and Mr Hendrikus Johannes Julius Schoon;

(i)	that (a) each party to the Indentures other than the Dutch Company has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Indentures, and that (b) the Indentures have been duly authorised, executed and delivered by or on behalf of the parties thereto other than the Dutch Company;

(j)	that the Indentures and the Debt Securities are or will be expressed to be governed by the laws of the State of New York except for certain provisions governed by German law and constitute or will constitute the legal, valid and binding obligations of the parties thereto, enforceable against those parties in accordance with their terms, under the laws of the State of New York and under the laws of any other relevant jurisdiction (other than the Netherlands);

(k)	that, insofar as any obligation of the Dutch Company under the Registration Statement, an Indenture or any Debt Security falls to be performed in, or is otherwise affected by the laws of, any jurisdiction other than the laws of the Netherlands, its performance would not be illegal or ineffective under the laws of that jurisdiction;

(l)	that any law, other than Dutch law, which may apply to the Registration Statement, an Indenture or to a Debt Security or the transactions contemplated thereby would not be such as to affect any conclusion stated in this opinion.
4.	This opinion is limited to the laws of the Netherlands currently in force (unpublished case law not included) excluding tax law (except as specifically referred to herein), the laws of the EU (insofar as not implemented in Dutch law or directly applicable in the Netherlands) and competition or procurement laws.

We express no opinion as to matters of fact. We assume that there are no facts not disclosed to us which would affect the conclusions in this opinion.

This opinion is limited to the Registration Statement, the Indentures and the Debt Securities and does not relate to any other agreement or matter. Nothing in this opinion should be taken as expressing an opinion in respect of any representation, warranty or other statement contained in the Registration Statement, the Indentures and the Debt Securities, except as expressly confirmed herein.

5.	Based on the foregoing and subject to the qualifications set out below, we are of the opinion that:
(a)	Status The Dutch Company is duly incorporated and validly existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law.

(b)	Powers and authority The Dutch Company has the corporate power and authority to execute and deliver the Registration Statement, the Indentures and to issue Debt Securities and perform the obligations expressed to be assumed by it under the Registration Statement, the Indentures and the Debt Securities and has taken all necessary corporate action to authorise the filing of the Registration Statement with SEC, the execution and delivery of the Indentures and any Debt Security.

(c)	Due execution The Registration Statement has been duly executed and delivered by the Dutch Company, and when an Indenture or a Debt Security has been executed and delivered on behalf of the Dutch Company by a member of the management board of the Dutch Company, such Indenture or Debt Security will have been duly executed by the Dutch Company.

(d)	Application of proper law The choice of law of the State of New York as the law governing a Debt Security when validly issued by the Dutch Company would be upheld as a valid choice of law by Dutch courts and applied by those courts in proceedings in relation to the Debt Securities as the governing law thereof, except (i) to the extent that any term of the Debt Securities or any provision of the laws of the United States or laws of the State of New York applicable to the Debt Securities is manifestly incompatible with Dutch public policy and (ii) that mandatory provisions of Dutch law may be given effect if and insofar as under Dutch law those provisions must be applied irrespective of the chosen law.

(e)	Legal validity Subject to the opinion given under (c) and (d) above, when a Debt Security has been validly issued, executed and delivered, it would be treated by Dutch courts as constituting a legal, valid, binding and enforceable obligation of the Dutch Company in accordance with its terms.

(f)	Non-conflict with laws The execution by the Dutch Company of the Registration Statement, an Indenture or a Debt Security, when issued, will not conflict with or result in a violation of (i) any provision of the Articles or (ii) the provisions of any published law, rule or regulation of general application of the Netherlands.

(g)	Consents No authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations or other requirements of governmental, judicial or public bodies or authorities of or in the Netherlands are required in connection with the Dutch Company’s entry into of a Debt Security or performance of a Debt Security or for its validity or enforceability against the Dutch Company, except that there are notice requirements to the Dutch Central Bank pursuant to the Act on Foreign Financial Relations (Wet financiële betrekkingen buitenland) 1994 and regulations promulgated thereunder. Failure to observe the notice requirements does not affect the validity or enforceability of a Debt Security. Any Dealer wishing to offer a Debt Security in the Netherlands must either be licensed or exempt under articles 7 through 10 inclusive of the Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995).

(h)	Submission to jurisdiction The submission to jurisdiction of the courts of the State of New York by the Dutch Company is valid and binding on the Dutch Company and not subject to revocation. This submission does not preclude that claims for provisional measures in summary proceedings may be brought before a competent Dutch court.

(i)	Enforcement of foreign judgements In the absence of an applicable treaty between the United States and the Netherlands, a judgement rendered by a court in the State of New York (the Foreign Court) will not be enforced by Dutch courts. In order to obtain a judgement which is enforceable in the Netherlands, the claim must be relitigated before a competent Dutch court. If and to the extent that the Dutch court finds that the jurisdiction of the Foreign Court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, the Dutch court would, in principle, give binding effect to the final judgement of the Foreign Court unless such judgement contravenes principles of Dutch public policy.
6.	This opinion is subject to the following qualifications:
(a)	This opinion is limited by all bankruptcy (faillissement), moratorium (surséance van betaling), fraudulent conveyance (Actio Pauliana) or similar laws affecting creditors’ rights generally.

(b)	As used in this opinion, the term “enforceable” means that the obligations referred to are of a type enforced by Dutch courts. It is not certain, however, that each such obligation will be enforced in accordance with its terms in every circumstance, the enforcement being subject, inter alia, to the nature of the available remedies. We do not express any opinion as to whether specific performance or injunctive relief would be available in respect of any obligations of the Dutch Company under a Debt Security.

(c)	The enforcement in the Netherlands of the Registration Statement, the Indentures or a Debt Security and foreign judgments will be subject to the rules of civil procedure as applied by Dutch courts.

(d)	Any provision in the Registration Statement, the Indentures or a Debt Security pursuant to which monies or goods are to be held in trust by one party for another party or are to be segregated from the other assets of the party concerned (or provisions having a similar intended effect) may not be enforceable in the Netherlands.

(e)	A Dutch court may decline jurisdiction if concurrent proceedings are being brought elsewhere.

(f)	Under Dutch law, each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by the Dutch Company in the Registration Statement, an Indenture or in connection with a Debt Security, will terminate by force of law and without notice, upon bankruptcy of the Dutch Company and cease to have effect upon the Dutch Company having been granted a moratorium. This qualification would also apply to the extent that the appointment by the Dutch Company of a process agent were to be deemed to constitute a power of attorney or a mandate.

(g)	It is uncertain under Dutch conflicts of laws rules whether the transfer of title to or ownership of a Debt Security would be governed by the chosen law, the law of the country in which the relevant Debt Security is situated or the law governing the contract between the transferor and the transferee. To the extent that Dutch law would apply to the transfer of title to or ownership of a Debt Security, title shall pass by delivery (levering) pursuant to a valid agreement (geldige titel) by a transferor who has power to pass title to such Debt Security (beschikkingsbevoegdheid).

(h)	If a facsimile signature is used for a Debt Securitiy, each signatory should consent to such use of his or her signature and evidence of such consent may be required for the enforcement of a Debt Security in the Netherlands. If a Debt Security is executed by affixing thereto the facsimile signature of a person who no longer holds office on the actual issue date of a Debt Security, it may be necessary for the enforcement of such Debt Security in the Netherlands that the holder thereof presents both the Debt Security and evidence of the agreement of the Dutch Company to also be bound in such circumstances and evidence of the consent of the signatory.
7.	In this opinion, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not always be identical to the concepts described by the English terms as such terms may be understood under the laws of other jurisdictions. This opinion is given on the express basis, accepted by each person who is entitled to rely on it, that this opinion and all rights, obligations or liability in relation to it are governed by Dutch law and that any action or claim in relation to it can only be brought exclusively before the courts of Amsterdam, the Netherlands.

8.	This opinion is given exclusively in connection with the Registration Statement, the Indentures and the Debt Securities and for no other purpose. This opinion is given for the sole benefit of the addressee and may not be relied upon by any other person without our prior written consent, except that a copy may be provided to the addressee’s legal advisors for their information and subject to the same restrictions as set out herein.

9.	We know that we are referred to under the heading “Validity of the Securities” in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments (including post-effective amendments) thereto, to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to the filing of this opinion with the Registration Statement as Exhibit 5 thereto. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.
Yours faithfully,
/s/ Allen & Overy LLP
Allen & Overy LLP